Exhibit 99.3

COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2015	2014
	(Unaudited)
Assets:
Current Assets:
Cash and Cash Equivalents	$4,303,405	$4,564,595
Accounts Receivable (Less Allowance for Doubtful Accounts
of $25,000)	2,477,745	2,532,853
Prepaid Expenses	614,125	361,930
Deferred Tax Asset	864,037	864,037

Total Current Assets	8,259,312	8,323,415

Property and Equipment – Net	454,302	499,639

Goodwill	1,039,114	1,039,114

Capitalized Software (Less Accumulated Amortization of
$24,168,382 and $23,795,743 in 2015 and 2014, respectively)	6,101,392	6,474,031

Deferred Tax Asset	2,661,391	2,661,391

Deferred Financing Costs (Net Amortization of $76,327 and $67,800
in 2015 and 2014, respectively)	15,956	24,483

Other Assets	148,290	148,290

Total Assets	$18,679,757	$19,170,363

The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.

COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2015	2014
	(Unaudited)
Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts Payable	$1,415,327	$1,413,353
Accrued Expenses	453,911	1,253,298
Deferred Charges	168,510	183,219
Short-Term Debt	1,897,535	1,842,780
Current Portion of Capital Lease	120,883	119,608
Unearned Revenue	2,254,674	2,454,435

Total Current Liabilities	6,310,841	7,266,693

Long-Term Liabilities:
Long-Term Portion of Capital Lease	202,828	233,531

Total Liabilities	6,513,669	7,500,224

Commitments and Contingencies	—	—

Stockholders’ Equity:
Common Stock ($0.01 Par Value, Authorized 75,000,000 Shares;
27,003,241 and 26,786,693 Shares Issued and Outstanding in
2015 and 2014, respectively)	270,032	267,867

Additional Paid-In Capital	33,352,114	33,057,142

Accumulated Deficit	(21,456,059)	(21,654,870)

Total Stockholders’ Equity	12,166,088	11,670,139

Total Liabilities and Stockholders’ Equity	$18,679,757	$19,170,363

The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.

COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended March 31,
	2015	2014
Revenues:
Licenses	$179,587	$807,599
Support Services	2,116,966	2,129,663
Professional Services	2,992,816	2,270,288
Total Revenues	5,289,369	5,207,550
Cost of Revenues:
Licenses (exclusive of Amortization of Capitalized
Software)	—	—
Support Services	1,413,263	1,685,454
Professional Services	1,582,221	1,110,657
Total Cost of Revenues	2,995,484	2,796,111
Direct Margin	2,293,885	2,411,439
Operating Expenses:
Sales and Marketing	339,855	478,358
General and Administrative	828,928	733,797
Amortization of Capitalized Software	372,638	372,638
Acquisition Costs	152,546	—
Research and Development	239,770	295,437
Total Operating Expenses	1,933,737	1,880,230
Operating Income	360,148	531,209
Other (Income) Expense:
Interest Expense	98,501	93,672
Total Other (Income) Expense	98,501	93,672
Income Before Income Taxes	261,648	437,537
Income Taxes Expense	62,836	3,688
Net Income	$198,812	$433,849
Basic Earnings Per Common Share	$0.01	$0.02
Diluted Earnings Per Common Share	$0.01	$0.02
Weighted Average Number of Common Shares
Outstanding for Basic Earnings
Per Common Share	26,909,000	26,543,000
Weighted Average Number of Common Shares
Outstanding for Diluted Earnings
Per Common Share	26,909,000	26,555,000

The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.

COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended March 31,
	2015	2014
Cash Flows Provided By (Used For) Operating Activities:
Net Income	$198,812	$433,849
Adjustments to Reconcile Net Income to
Net Cash Provided By Operating Activities:
Depreciation	46,338	81,829
Amortization of Capitalized Software	372,638	372,638
Amortization of Customer Lists/Relationships	—	15,167
Amortization of Stock Based Compensation	93,213	107,017
Amortization of Deferred Financing Costs	8,527	7,585
Stock Based Compensation Provided for Services	55,333	12,083
Changes in Assets and Liabilities:
(Increase) Decrease in:
Accounts Receivable	55,108	766,167
Prepaid Expenses	(252,195)	(131,548)
Other Assets	—	96,522
Increase (Decrease) in:
Accounts Payable	1,974	(105,626)
Accrued Liabilities	(596,040)	(781,179)
Deferred Charges	(14,709)	(11,372)
Unearned Revenue	(199,761)	(504,247)
Net Cash Provided By (Used For) Operating Activities	(230,762)	358,885

Cash Flows (Used For) Investing Activities:
Capitalized Expenditures	(1,000)	(7,895)
Net Cash (Used For) Investing Activities	(1,000)	(7,895)

Cash Flows (Used For) Financing Activities:
Capital Lease – Principal Payments	(29,428)	(28,206)
Net Cash (Used for) Financing Activities	(29,428)	(28,206)

Net (Decrease) Increase in Cash and Cash Equivalents	(261,190)	322,784

Cash and Cash Equivalents – Beginning of Periods	4,564,595	1,848,571
Cash and Cash Equivalents – End of Periods	$4,303,405	$2,171,355

Supplemental Disclosures of Cash Flow Information
Cash Paid During the Periods for:
Interest	$43,746	$44,968
Income Taxes	$102,263	$3,688

The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.

COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

[1] Description of Business

Cover-All Technologies Inc., through its wholly-owned subsidiary, Cover-All Systems, Inc. (collectively, the “Company”), licenses and maintains its software products for the property/casualty insurance industry throughout the United States and Puerto Rico. The subsidiary also provides professional consulting services to its customers interested in customizing their software.

On December 14, 2014, the Company and Majesco, a California corporation (“Majesco”), entered into an Agreement and Plan of Merger, pursuant to which, subject to shareholder approval and the satisfaction or waiver of certain conditions, the Company will merge with and into Majesco (the “Merger”), with Majesco continuing as the surviving corporation in the Merger. Upon the consummation of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be cancelled and automatically converted into the right to receive shares of Majesco common stock, such that, at the Effective Time, the shares of Majesco common stock issued in respect of the issued and outstanding Company common stock and such shares of Majesco common stock issued or issuable with respect to issued and outstanding options and other equity awards of the Company will in the aggregate represent approximately 16.5% of the total capitalization on a fully diluted basis of Majesco at closing.

[2] Basis of Presentation

The consolidated balance sheet as of December 31, 2014 has been derived from audited financial statements, and the unaudited interim financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (“U.S. GAAP”) have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto included in the Company’s latest shareholders’ annual report on Form 10-K filed with the SEC on March 31, 2015 for the fiscal year ended December 31, 2014 (“Form 10-K”).

The Company’s policy is to periodically review the estimated useful lives and value of its capitalized software costs. During the quarter ended March 31, 2014, this review indicated that the revised estimated life (5 years) for capitalized software differed from the useful lives (3 years) that had been previously used for amortization purposes in the Company’s financial statements. This revision in the estimated life is based upon the period over which the asset is expected to contribute directly or indirectly to the future cash flows of the Company. As a result, the Company revised the estimated useful lives of capitalized software, effective January 1, 2014. The effect of this change in estimate was to decrease amortization expense by $248,000 and to increase operating income and net income by $248,000 for the quarter ended March 31, 2014.

In the opinion of management, all adjustments (which include normal and recurring nature adjustments) necessary to present a fair statement of the Company’s financial position as of March 31, 2015, and results of operations for the three months ended March 31, 2015 and 2014 and the cash flows for the three months ended March 31, 2015 and 2014, as applicable, have been made.

The results of operations for the three months ended March 31, 2015 and 2014 are not necessarily indicative of the operating results for the full fiscal year or any future periods.

[3] Capitalized Software Development Costs

Costs for the conceptual formulation and design of new software products are expensed as incurred until technological feasibility has been established. Once technological feasibility has been established, we capitalize costs to produce the finished software products. Capitalization ceases when the product is available for general release to customers. Costs associated with product enhancements that extend the original product’s life or significantly improve the original product’s marketability are also capitalized once technological feasibility has been established. Amortization is calculated on a product-by-product basis using the straight-line method over the remaining economic life of the product. The Company has not capitalized any software development costs during the three months ended March 31, 2015 and 2014, respectively. Amortization of capitalized software development costs was approximately $373,000 and $373,000 for the three months ended March 31, 2015 and 2014, respectively.

COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

[4] Earnings Per Share

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share (“EPS”) computations:

	For the three months ended
	March 31, 2015
	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount
Basic EPS:
Income Available to Common Stockholders	$198,812	26,909,403	$0.01
Effect of Dilutive Securities:
Options and Restricted Stock	—	—	—
Diluted EPS:
Income Available to Common Stockholders
Plus Assumed Exercises	$198,812	26,909,403	$0.01

	For the three months ended
	March 31, 2014
	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount
Basic EPS:
Income Available to Common Stockholders	$433,849	26,542,644	$0.02
Effect of Dilutive Securities:
Options and Restricted Stock	—	12,318	—
Diluted EPS:
Income Available to Common Stockholders
Plus Assumed Exercises	$433,849	26,554,962	$0.02

[5] Stock-Based Compensation and Stock Purchase Plans

Stock Options

In the three months ended March 31, 2015 and 2014, we recognized $93,791 and $70,396, respectively, of stock-based compensation expense in our consolidated financial statements.

In June 2005, we adopted the 2005 Stock Incentive Plan (which was amended in 2006 and in 2008). Options and stock awards for the purchase of up to 5,000,000 shares may be granted by the Board of Directors to our employees and consultants at an exercise or grant price determined by the Board of Directors on the date of grant. Options may be granted as incentive or nonqualified stock options with a term of not more than ten years. The 2005 Plan allows the Board of Directors to grant restricted or unrestricted stock awards or awards denominated in stock equivalent units, securities or debentures convertible into common stock, or any combination of the foregoing and may be paid in common stock or other securities, in cash, or in a combination of common stock or other securities and cash. On March 31, 2015, an aggregate of $1,459,814 shares were available for grant under the 2005 Stock Incentive Plan.

COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The Company uses the Black-Scholes-Merton option-pricing model (“Black-Scholes”) to measure fair value of the share-based awards. The Black-Scholes model requires us to make significant judgments regarding the assumptions used within the model, the most significant of which are the expected stock price volatility, the expected life of the option award, the risk-free interest rate of return and dividends during the expected term.

-	Expected volatilities are based on historical volatility of the Company’s stock during the preceding periods.

-	The Company uses historical data to estimate the expected life of option awards. The expected term of options granted represents the period of time that options granted are expected to be outstanding.

-	The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yields for an equivalent term at the time of grant.

-	The Company does not anticipate issuance of dividends during the expected term.

	2015	2014
Expected volatility	41%–50%	41%–50%
Weighted-average volatility	41%	41%
Expected dividends	0%	0%
Expected term (in years)	3–5	3–5
Risk-free interest rate	0.46%	0.46%

As of March 31, 2015, there was $121,499 of total unrecognized compensation cost related to nonvested share-based compensation arrangements previously granted by the Company. That cost is expected to be recognized over a weighted-average period of 2.9 years.

A summary of the changes in outstanding common stock options for all outstanding plans is as follows:

			Weighted-Average
		Exercise Price	Remaining	Weighted-Average
	Shares	Per Share	Contractual Life	Exercise Price
Balance, January 1, 2015	992,500	$1.50 – 1.67	1.76 years	$1.63
Exercised	—	—	—	—
Cancelled	—	—	—	—
Balance, March 31, 2015	992,500	$1.50 – 1.67	1.5 years	$1.63

Of the stock options outstanding, an aggregate of 992,500 are currently exercisable.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options.

COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Warrants

As of March 31, 2015, there were 1,442,000 warrants outstanding. A summary of the changes in outstanding warrants is as follows:

	Outstanding		Weighted-Average
	and Exercisable	Exercise Price	Remaining	Weighted-Average
	Warrants	Per Warrant	Contractual Life	Exercise Price
Balance, January 1, 2015	1,442,000	$1.48	0.7	$1.48
Balance, March 31, 2015	1,442,000	$1.48	0.5	$1.48

Time-Based Restricted Stock Units

A summary of our time-based restricted stock units, or RSUs, for the three months ended March 31, 2015 is as follows:

		Weighted-Average
		Grant Date Fair Value
	Shares	Per Share
Balance, January 1, 2015	53,061	$1.58
Granted	133,870	1.24
Cancelled	—	—
Vested	(41,250)	1.67
Balance, March 31, 2015	145,681	$1.24

We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Accounting for Stock Options and Other Stock-Based Compensation. Among other items, ASC 718 requires companies to record the compensation expense for shared-based awards issued to employees and directors in exchange for services provided. The amount of the compensation expense is based on the estimated fair value of the awards on their grant dates and is recognized over the required service periods. Our share-based awards include stock options and restricted stock awards. For restricted stock awards, the calculation of compensation expense under ASC 718 is based on the intrinsic value of the grant.

[6] Income Taxes

The deferred tax asset from tax net operating loss carryforwards of approximately $3,920,000 represents approximately $9,900,000 of net operating loss carryforwards which are subject to expiration beginning in fiscal 2019 through 2032. During the three months ended March 31, 2015, the deferred tax asset valuation allowance was decreased for the assumed utilization of prior period net operating loss carryforwards utilized to offset taxable income for the current period, subject to federal alternative minimum tax limitations. In assessing the realizability of deferred tax assets, management considers, within each taxing jurisdiction, whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Factors that may affect the Company’s ability to achieve sufficient forecasted taxable income in future periods may include, but are not limited to, the following: increased competition, a decline in sales or margins, a loss of market share, and a decrease in demand for professional services. Based upon the levels of historical taxable income and projections for future taxable income over the years in which the deferred tax assets are deductible, at March 31, 2015, management believes it is more likely than not that the Company will realize the benefits, net of the established valuation allowance, of these deferred tax assets in the future.

The Tax Reform Act of 1986 enacted a complex set of rules which limits a company’s ability to utilize net operating loss carryforwards and tax credit carryforwards in periods following an ownership change. These rules define an ownership change as a greater than 50 percent point change in stock ownership within a defined testing period which is generally a three-year period. As a result of stock which may be issued by us from time to time, and the conversion of outstanding warrants, or as a result of other changes in ownership of our outstanding stock, the Company may experience an ownership change and consequently our utilization of net operating loss carryforwards could be significantly limited.

COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

[7] Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or consolidated results of operations upon adoption.

In May 2014, the FASB issued accounting standard update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” The ASU is the result of a joint project by the FASB and the International Accounting Standards Board to clarify the principles for recognizing revenue and to develop a common revenue standard for GAAP and International Financial Reporting Standards that would: remove inconsistencies and weaknesses; provide a more robust framework for addressing revenue issues; improve comparability of revenue recognition practices across entities, jurisdictions, industries, and capital markets; improve disclosure requirements and resulting financial statements; and simplify the presentation of financial statements. The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU is effective for annual reporting periods beginning after December 15, 2016. Early adoption is not permitted. We are currently evaluating the effect that the updated standard will have on our consolidated financial statements and related disclosures.

In February 2015, the FASB issued ASU No. 2015-02, "Consolidation (Topic 810): Amendments to the Consolidation Analysis", which makes changes to both the variable interest model and the voting model. These changes will require re-evaluation of certain entities for consolidation and will require us to revise our documentation regarding the consolidation or deconsolidation of such entities. ASU No. 2015-02 is effective for reporting periods after December 15, 2015 and interim periods within those fiscal years. We are currently evaluating the effect that this ASU will have on our consolidated financial statements and related disclosures.

In April 2015, the FASB issued ASU No. 2015-03, “Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” which requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability, rather than as a deferred charge asset. ASU No. 2015-03 is effective for us January 1, 2016 and is to be applied retrospectively. We are currently evaluating the effect that this ASU will have on our consolidated financial statements and related disclosures.

In April 2015, the FASB issued ASU No. 2015-06, “Earnings Per Share (Topic 260): Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions (a consensus of the FASB Emerging Issues Task Force),” which applies to master limited partnerships that receive net assets through a dropdown transaction. ASU 2015-06 specifies that for purposes of calculating historical earnings per unit under the two-class method, the earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated entirely to the general partner. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs for purposes of computing earnings per unit under the two-class method also are required. ASU 2015-06 is effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years and will be applied retrospectively. Earlier application is permitted. We are currently evaluating the effect that this ASU will have on our consolidated financial statements and related disclosures.

We believe there is no additional new accounting guidance adopted, but not yet effective, that is relevant to the readers of our financial statements. However, there are numerous new proposals under development which may have a significant impact on the Company’s financial reporting, if and when enacted.

COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

[8] Short-Term Debt

On September 11, 2012, the Company entered into a Loan and Security Agreement (“Loan Agreement”) between and among Imperium Commercial Finance Master Fund, LP, a Delaware limited partnership (“Imperium”), as lender, Cover-All Systems, Inc., a wholly-owned subsidiary of the Company (the “Subsidiary”), as borrower, and the Company, as a guarantor. The Loan Agreement provides for a three-year term loan to the Subsidiary of $2,000,000, evidenced by a Term Note in favor of Imperium, and a three-year revolving credit line to the Subsidiary of up to $250,000, evidenced by a Revolving Credit Note in favor of Imperium (together with the Term Note, the “Imperium Notes”). The amount available to be borrowed under the revolving credit line may not exceed eighty percent of Eligible Accounts (as defined in the Loan Agreement). All amounts borrowed under the term loan and the revolving credit line are secured by a security interest in all of the assets of the Subsidiary and guaranteed by the Company, which guarantee is secured by a pledge by the Company of all of the outstanding shares of capital stock of the Subsidiary. As of March 31, 2015, no balance was outstanding under the Revolving Credit Line. As of March 31, 2015 the Short-Term Debt balance consists of the following:

Principal Balance Outstanding	$2,000,000
Discount	(102,465)
Short-Term Debt	$1,897,535

Interest on the outstanding principal balance under the Imperium Notes accrues at a fixed rate equal to eight percent per annum and is payable monthly. The $2,000,000 principal balance and any remaining interest under the Imperium Notes will be immediately due and payable on the earlier of (1) September 10, 2015, or (2) the date Imperium’s obligation to advance funds under the revolving credit line is terminated following an event of default pursuant to the terms and conditions of the Loan Agreement. Payments and prepayments received by Imperium will be applied against principal and interest as provided for in the Loan Agreement.

The Loan Agreement contains customary representations, warranties, affirmative and negative covenants, and events of default. If an event of default occurs and is continuing, Imperium has certain rights and remedies under the Loan Agreement. Additionally, the Loan Agreement requires the Company to maintain minimum revenues and EBITDA, tested annually, commencing with the twelve months ending September 30, 2013.

In connection with the Loan Agreement, the Company issued to Imperium a five-year warrant (the “Stock Purchase Warrant”) to purchase 1,400,000 shares of the Company’s common stock at an exercise price of $1.48 per share. The Stock Purchase Warrant is not exercisable until the earliest of (i) the date when Current Market Value (as defined therein) exceeds the exercise price multiplied by two, (ii) the date of a Change of Control (as defined therein), and (iii) the third anniversary of the date of issuance of the Stock Purchase Warrant. The Stock Purchase Warrant provides for adjustments to the exercise price and the number of shares issuable upon exercise in certain events to protect against dilution and for cashless exercise. The Stock Purchase Warrant also required the Company to file a registration statement with the SEC, with respect to the shares issuable upon exercise of the Stock Purchase Warrant, within 45 days of the date of issuance of the Stock Purchase Warrant, and that the Company use its best efforts to obtain the effectiveness of such registration statement within 90 days (subject to extension to 120 days) of the date of issuance of the Stock Purchase Warrant. The Company filed the Registration Statement and it was effective in the required time frame. If the Company failed to comply with its obligations to file the registration statement and obtain its effectiveness within the specified periods, and in certain other events, the Company would have been required to pay Imperium, for each month such failure continued, the amount of $22,500. The Stock Purchase Warrant also provided for piggyback registration rights. The proceeds from the $2,000,000 Imperium Note were allocated using the relative fair value method to both the notes payable balance and warrants issued.

COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The Company also issued five-year warrants (the “Monarch Warrants”) to purchase 42,000 shares, in the aggregate, of the Company’s common stock at an exercise price of $1.48 per share, to Monarch Capital Group, LLC (“Monarch”), which acted as the Company’s financial adviser in connection with the loan transaction, and an officer of Monarch. The Monarch Warrants are not exercisable until the earliest of (i) the date when the Current Exercise Price (as defined therein) exceeds the exercise price multiplied by two, (ii) the date of a Change of Control transaction (as defined therein), and (iii) the third anniversary of the date of issuance. The Monarch Warrants provide for adjustment to the exercise price and the number of shares issuable upon exercise in certain events to protect against dilution and for cashless exercise. The Monarch Warrants also provided for piggyback registration rights. On April 10, 2013, the Company amended and restated the terms of the Imperium Warrant and each of the Finder’s Warrants to provide that the aggregate number of shares issuable on exercise of the Imperium Warrant and the Finder’s Warrants shall not exceed 19.9% of the Company’s issued and outstanding shares of common stock at the date of original issuance (i.e., 5,171,145 shares of common stock based on 25,857,730 shares of common stock issued and outstanding on September 11, 2012) without first obtaining the approval of the Company’s stockholders.

In connection with the Imperium Loan Agreement financing, the Company incurred deferred financing costs of approximately $92,000, which will be amortized over the life of the loan (or earlier if the loan becomes due or is repaid before its fixed maturity).

[9] Commitments and Contingencies

Sales and Use Tax Audit

The New York State Department of Taxation and Finance (the “Department”) commenced an examination of the Company for state sales and use tax for audit periods March 1, 2009 through February 28, 2013. In February 2014, the Company received a Statement of Proposed Audit Change from the Department. The Change asserts proposed Sales and Use Tax due in the amount of approximately $191,600 together with interest of approximately $46,400. On March 11, 2014, the Company paid the Department an aggregate of approximately $238,000 in satisfaction in full of all amounts owed in connection with such examination.